Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, AUGUST 9, 2011

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR SECOND QUARTER 2011

Williamsburg, VA – August 9, 2011 – MHI Hospitality Corporation (NASDAQ: MDH) (the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the second quarter ended June 30, 2011. The Company’s results include the following*:

	Three months ended		Six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	($ in thousands except per share data)

Total Revenue	$23,130	$21,510	$41,665	$39,025
Net income (loss) attributable to the Company	(183)	256	(1,172)	(524)

EBITDA	5,655	5,696	9,313	9,024
Adjusted EBITDA	6,135	5,432	9,719	8,377
Hotel EBITDA	6,597	6,042	10,454	9,419

FFO	2,038	2,635	2,955	3,808
Adjusted FFO	3,300	2,926	4,129	3,484

Net income (loss) per diluted share attributable to the Company	$(0.02)	$0.03	$(0.12)	$(0.06)
FFO per diluted share and unit	0.16	0.20	0.23	0.30
Adjusted FFO per diluted share and unit	0.25	0.23	0.32	0.27

(*)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and adjusted FFO per share are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release.

HIGHLIGHTS:

•

RevPAR. Room revenue per available room (“RevPAR”) for our wholly-owned properties increased 8.1 percent over the second quarter 2010 to $84.19 as a result of a 1.0 percent increase in occupancy and a 7.0 percent increase in average daily rate (“ADR”).

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•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $6.6 million during the second quarter 2011, an increase of 9.2 percent over the second quarter 2010. Hotel EBITDA margin increased 40 basis points to 28.8 percent.

•	Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $6.1 million during the second quarter 2011, an increase of 12.9 percent over the second quarter 2010.

•	Adjusted FFO. The Company generated adjusted FFO of approximately $3.3 million during the second quarter 2011, an increase of approximately $0.4 million or 12.8 percent over the second quarter 2010.

•

Capital Expenditures. So far this fiscal year, the Company invested approximately $3.2 million of capital throughout its portfolio, including approximately $1.4 million at the Holiday Inn Brownstone hotel property in anticipation of its conversion to the Doubletree Brownstone Raleigh in the fourth quarter 2011.

•

Common Dividends. As previously reported, on July 18, 2011, the Company announced a reinstatement of its common dividend and declared a quarterly dividend of $0.02 per share on its common shares, payable on October 11, 2011 to stockholders of record as of September 15, 2011.

Andrew M. Sims, Chairman and CEO of MHI Hospitality Corporation, commented, “MHI Hospitality Corporation experienced a strong second quarter. Operating results were solid with above market year over year increases in RevPAR and Hotel EBITDA. The Company’s Hotel EBITDA margin improved for the sixth consecutive quarter on a year over year basis. The Company restructured its balance sheet via the issuance of preferred stock, a three year extension and significant pay-down on its line of credit and loan maturity extensions on its Hampton and Jacksonville assets, coupled with an increase in the Company’s cash and liquidity positions. All and all, the second quarter 2011 was one of the Company’s most productive quarters in quite some time.”

Financing Transactions

•

On April 18, 2011, the Company sold 25,000 shares of the Company’s Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock”) and a warrant (the “Warrant”) to purchase 1,900,000 shares of the Company’s common stock for $25.0 million. The holders of the Preferred Stock have a right to payment of a cumulative dividend payable quarterly (i) in cash at an annual rate of 10.0% of the $1,000 liquidation preference per share and (ii) in additional shares of Preferred Stock at an annual rate of 2.0% of the $1,000 liquidation preference per share. The Preferred Stock has a mandatory redemption date of April 18, 2016 or upon the earlier occurrence of certain triggering events.

•

On April 18, 2011, the Company entered into a sixth amendment to its credit agreement which extends the maturity date of the credit facility to May 2014 and modifies certain provisions of the credit agreement. Coincident with the execution of the sixth amendment, the Company paid down approximately $22.7 million of the outstanding balance of the credit facility.

•	On April 18, 2011, the Company entered into a bridge loan agreement pursuant to which the Company has the right to borrow up to $10.0 million on or before

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December 31, 2011 or, if earlier, upon the redemption in full of the Preferred Stock. The bridge financing will mature on April 18, 2015 or, if earlier, upon the redemption in full of the Preferred Stock. Borrowings under the bridge loan bear interest at the rate of 9.25% per annum and may be prepaid at any time without penalty.

•

On June 30, 2011, the Company obtained a one-year extension of the maturity date of the $9.0 million mortgage on the Crowne Plaza Hampton Marina hotel property to June 30, 2012. Under the terms of the extension, the Company will make monthly principal payments of $16,000 plus interest and pledged $750,000 in cash collateral held by the lender in an interest-bearing account.

Subsequent Events

•

On August 1, 2011, the Company obtained an 18-month extension of the maturity date of the $18.0 million original mortgage on the Crowne Plaza Jacksonville Riverfront hotel property to January 22, 2013. Under the terms of the extension, the Company prepaid $4.0 million of the outstanding mortgage balance, which the Company obtained by drawing on its bridge loan agreement, so as to reduce the outstanding principal amount to $14.0 million, and the lender waived certain covenants requiring the Company to further pay down principal under certain circumstances.

•

On August 5, 2011, the Company obtained a 10-year, $7.5 million mortgage with Bank of Georgetown on the Holiday Inn Laurel West hotel property. The mortgage will bear interest at a rate of 5.25% for the first five years. After five years, the rate of interest will adjust to a rate of 3.00% plus the current 5-year U.S. Treasury bill rate of interest, with a floor of 5.25%. Proceeds of the mortgage were used to pay down a related portion of Company indebtedness under its credit facility.

Balance Sheet/Liquidity

At June 30, 2011, the Company had approximately $7.7 million of available cash and cash equivalents, of which approximately $3.3 million is reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $153.8 million in outstanding debt at a weighted average interest rate of approximately 6.32%. The Company also had $10.0 million of availability on its bridge loan agreement at June 30, 2011.

2011 Outlook

The Company is updating and revising its forecast for fiscal year 2011 financial performance to reflect additional interest expense related to the Company’s recent financings as well as the effect of various non-cash charges including unrealized holding period gains and losses related to the Company’s interest rate swap on its credit facility, the interest-rate swap held by the Company’s joint venture with respect to which the Company recognizes its pro rata share of unrealized holding period gains and losses, as well as holding period gains and losses related to the Warrant. Due to the extent of

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non-cash holding period gains and losses resulting from recent activities, the Company has decided to present a broader range of metrics both in its report of quarterly financial performance and forward-looking projections. The forecast is predicated on expected ongoing improvement in hotel lodging industry fundamentals and continued strengthening of the economy. The Company’s occupancy and rate estimates are consistent with recently updated calendar year 2011 trend forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projection, within a range, of various financial measures for 2011:

	Low Range	High Range
	Y/E Dec 31, 2011	Y/E Dec 31, 2011
	($ in thousands except per share data)

Total Revenue	$81,600	$83,600
Net loss attributable to the Company	(5,975)	(3,468)

EBITDA	15,939	18,454
Adjusted EBITDA	17,131	19,031
Hotel EBITDA	19,287	20,613

FFO	3,325	5,832
Adjusted FFO	5,843	7,735

Net loss per diluted share attributable to the Company	$(0.46)	$(0.27)
FFO per diluted share and unit	0.26	0.45
Adjusted FFO per diluted share and unit	0.45	0.60

Earnings Call/Webcast

The Company will conduct its second quarter 2011 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, August 9, 2011. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-317-6789 (US) or 866-605-3852 (Canada) or (01) 412-317-6789 (International). To participate on the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on August 9, 2011 through December 31, 2011. To access the rebroadcast, dial 877-344-7529 and enter passcode number 450247. A replay of the call also will be available on the Internet at www.mhihospitality.com until December 31, 2011.

About MHI Hospitality Corporation

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MHI Hospitality Corporation is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper upscale full-service hotels in the Mid-Atlantic and Southern United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, nine of which are wholly-owned and comprise 2,110 rooms. All of the Company’s wholly-owned properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels and Resorts brands. The Company has a 25.0 percent interest in the Crowne Plaza Hollywood Beach Resort. The Company also has a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Contact at the Company:

Scott Kucinski

Director - Investor Relations

MHI Hospitality Corporation

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including the recent economic downturn, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude, sustainability and timing of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the impact of the recent credit crisis which has severely constrained the availability of debt financing; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including

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changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30, 2011	December 31, 2010
	(unaudited)	(audited)
ASSETS
Investment in hotel properties, net	$182,877,356	$183,898,660
Investment in joint venture	9,399,345	9,464,389
Cash and cash equivalents	4,335,037	2,992,888
Restricted cash	3,328,013	2,205,721
Accounts receivable	2,663,730	1,868,380
Accounts receivable-affiliate	18,499	17,375
Prepaid expenses, inventory and other assets	2,520,675	2,335,783
Notes receivable, net	100,000	100,000
Shell Island lease purchase, net	900,735	1,080,882
Deferred income taxes	3,979,764	4,742,695
Deferred financing costs, net	3,091,188	872,415

TOTAL ASSETS	$213,214,342	$209,583,431

LIABILITIES
Line of credit	$52,500,000	$75,197,858
Mortgage debt	71,790,249	72,192,253
Loans payable	4,400,220	4,493,970
Series A Cumulative Redeemable Preferred Stock, par value $0.01, 27,650 shares authorized, 25,100 and 0 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	25,100,000	—
Accounts payable and accrued liabilities	7,400,695	6,335,145
Advance deposits	705,916	555,902
Warrant derivative liability	2,014,000	—

TOTAL LIABILITIES	163,911,080	158,775,128

Commitments and contingencies

EQUITY
MHI Hospitality Corporation stockholders’ equity

Preferred stock, par value $0.01; 972,350 shares authorized, 0 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 9,701,786 shares and 9,541,286 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	97,018	95,413
Additional paid in capital	56,195,576	55,682,976
Distributions in excess of retained earnings	(18,009,063)	(16,837,182)

Total MHI Hospitality Corporation stockholders’ equity	38,283,531	38,941,207
Noncontrolling interest	11,019,731	11,867,096

TOTAL EQUITY	49,303,262	50,808,303

TOTAL LIABILITIES AND EQUITY	$213,214,342	$209,583,431

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
REVENUE
Rooms department	$16,164,522	$14,953,693	$29,068,955	$27,048,091
Food and beverage department	5,767,415	5,430,191	10,335,073	9,737,983
Other operating departments	1,197,783	1,125,638	2,261,265	2,239,039

Total revenue	23,129,720	21,509,522	41,665,293	39,025,113

EXPENSES
Hotel operating expenses
Rooms department	4,277,194	3,929,587	7,970,100	7,522,967
Food and beverage department	3,710,403	3,509,070	6,836,831	6,529,437
Other operating departments	141,748	170,906	262,741	343,838
Indirect	8,223,272	7,662,968	15,789,158	14,839,936

Total hotel operating expenses	16,352,617	15,272,531	30,858,830	29,236,178

Depreciation and amortization	2,149,910	2,126,133	4,273,387	4,257,617
Corporate general and administrative	848,527	904,206	1,805,621	1,961,810

Total operating expenses	19,351,054	18,302,870	36,937,838	35,455,605

NET OPERATING INCOME	3,778,666	3,206,652	4,727,455	3,569,508

Other income (expense)
Interest expense	(2,720,121)	(2,466,124)	(5,305,548)	(4,777,074)
Interest income	4,602	5,275	7,538	10,936
Equity in earnings of joint venture	(166,981)	(82,208)	122,456	189,326
Unrealized loss on warrant derivative	(380,000)	—	(380,000)	—
Unrealized gain on hedging activities	22,612	263,448	72,649	647,394
Gain on disposal of assets	6,055	—	12,255	—

Net income (loss) before taxes	544,833	927,043	(743,195)	(359,910)
Provision for income tax	(788,334)	(555,318)	(836,776)	(362,400)

Net income (loss)	(243,501)	371,725	(1,579,971)	(722,310)
Add: Net (income) loss attributable to the noncontrolling interest	60,939	(116,158)	408,090	198,035

Net income (loss) attributable to the Company	$(182,562)	$255,567	$(1,171,881)	$(524,275)

Net income (loss) per share attributable to the Company
Basic	$(0.02)	$0.03	$(0.12)	$(0.06)
Diluted	$(0.02)	$0.03	$(0.12)	$(0.06)

Weighted average number of shares outstanding
Basic	9,617,116	9,525,824	9,588,996	9,351,705
Diluted	9,976,328	9,541,824	9,769,097	9,367,705

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MHI HOSPITALITY CORPORATION

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months and six months ended June 30, 2011 and 2010, respectively, for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties). The table excludes performance data for the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated (All Hotels)	Three Months Ended June 30,
	2011	2010	Variance

Occupancy	72.9%	72.2%	1.0%
Average Daily Rate (“ADR”)	$115.46	$107.86	7.0%
Revenue per Available Room (“RevPAR”)	$84.19	$77.88	8.1%

Consolidated (All Hotels)	Six Months Ended June 30,
	2011	2010	Variance

Occupancy	68.0%	67.5%	0.8%
ADR	$111.89	$104.99	6.6%
RevPAR	$76.11	$70.82	7.5%

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Net income (loss)	$(243,501)	$371,725	$(1,579,971)	$(722,310)
Depreciation and amortization	2,149,910	2,126,133	4,273,387	4,257,617
Equity in depreciation and amortization of joint venture	137,399	136,654	274,027	272,965
(Gain)/loss on disposal of assets	(6,055)	—	(12,255)	—

FFO	$2,037,753	$2,634,512	$2,955,188	$3,808,272
Unrealized (gain)/loss on hedging activities(1)	99,946	(263,448)	26,170	(647,394)
Unrealized loss on warrant derivative	380,000	—	380,000	—
Decrease in deferred income taxes	782,058	555,124	767,174	322,661

Adjusted FFO	$3,299,757	$2,926,188	$4,128,532	$3,483,539

Weighted average shares outstanding	9,617,116	9,525,824	9,588,996	9,351,705
Weighted average units outstanding	3,324,109	3,369,439	3,339,190	3,532,166

Weighted average shares and units	12,941,225	12,895,263	12,928,186	12,883,871

FFO per share and unit	$0.16	$0.20	$0.23	$0.30

Adjusted FFO per share and unit	$0.25	$0.23	$0.32	$0.27

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Net income (loss)	$(243,501)	$371,725	$(1,579,971)	$(722,310)
Interest expense	2,720,121	2,466,124	5,305,548	4,777,074
Interest income	(4,602)	(5,275)	(7,538)	(10,936)
Income tax provision	788,334	555,318	836,776	362,400
Depreciation and amortization	2,149,910	2,126,133	4,273,387	4,257,617
Equity in interest expense and depreciation and amortization of joint venture	250,772	181,786	497,363	360,690
(Gain)/loss on disposal of assets	(6,055)	—	(12,255)	—

EBITDA	5,654,979	5,695,811	9,313,310	9,024,535
Unrealized (gain)/loss on hedging activities(1)	99,946	(263,448)	26,170	(647,394)
Unrealized loss on warrant derivative	380,000	—	380,000	—

Adjusted EBITDA	6,134,925	5,432,363	9,719,480	8,377,141
Corporate general and administrative	848,527	904,206	1,805,620	1,961,810
Equity in EBITDA of joint venture	(206,349)	(99,578)	(718,638)	(550,016)
Net lease rental income	(121,250)	(121,250)	(222,500)	(222,500)
Other fee income	(58,375)	(73,549)	(130,463)	(147,503)

Hotel EBITDA	$6,597,478	$6,042,192	$10,453,499	$9,418,932

(1)	Includes equity in unrealized (gain)/loss on hedging activities of joint venture.

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Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by GAAP or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company believes that excluding the effect of corporate-level expenses and non-cash items, and the portion of these items that relate to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company previously reported Hotel EBITDA as Adjusted Operating Income.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.